Exhibit 10.1

FIRST AMENDMENT TO

AMENDED AND RESTATED

EXCLUSIVE LICENSE AGREEMENT

by and between

BIOCLASSIFIER, LLC

and

NANOSTRING TECHNOLOGIES, INC.

THIS FIRST AMENDMENT TO AMENDED AND RESTATED EXCLUSIVE LICENSE AGREEMENT (this “Amendment”) is entered into and effective as of March 31, 2015 (the “Amendment Date”), by and between Bioclassifier, LLC, a Missouri limited liability company having an address at 226 Spencer Road, Saint Louis, MO, 63119 (“Bioclassifier” or “Licensor”) and NanoString Technologies, Inc., a Delaware corporation having an address at 530 Fairview Avenue North, Suite 2000, Seattle, WA 98109 (“NanoString” or “Licensee”).

WHEREAS, Bioclassifier and NanoString are parties to that certain Amended and Restated Exclusive License Agreement dated July 7, 2010 (the “Original Agreement”); and

WHEREAS, Bioclassifier and NanoString now wish to amend certain provisions of the Original Agreement, in each case, as specifically set forth in this Amendment;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, Bioclassifier and NanoString agree as follows:

1.        Capitalized terms used but not otherwise defined in this Amendment shall have the meanings provided in the Original Agreement.

2. A	new row number 5 shall be added to Exhibit A and shall read as follows:

“5.	USSN 61/650,209, filed May 22, 2012 USSN 61/753,673 filed January 17, 2013 USSN 13/899,656 filed May 22, 2013 PCT/US2013/042157 filed May 22, 2013	Nano46 Genes and Methods to Predict Breast Cancer Outcome	FERREE, Sean M. STORHOFF, James J. PARKER, Joel S. ELLIS, Matthew J. PEROU, Charles M. BERNARD, Philip S. NIELSEN, Torsten O.”

3.        Except as specifically amended by this Amendment, the Original Agreement shall remain in full force and effect in accordance with its terms. The terms of this Amendment shall form an integral part of the Original Agreement.

4.        This Amendment may be executed in one or more counterparts, and by the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and all of which, together with this writing, shall be deemed one and the same instrument. This Amendment may be executed by facsimile or PDF signatures, which signatures shall have the same force and effect as original signatures.

5.        This Amendment and the Original Agreement, and all disputes and claims arising under this Amendment and the Original Agreement, will be interpreted and governed by the laws of the State of New York, without regard to its conflict of laws principles, and the parties hereby consent to venue and to the exercise of personal jurisdiction of a court, federal or state, within the State of New York. It is not the intent of Licensor to incur by contract any liability for the operations, acts, or omissions of Licensee, any Sub-licensee, or any third party, and nothing in the Original Agreement or this Amendment shall be so interpreted or construed. By way of clarification, the Parties do not intend the foregoing sentence to modify the terms of Article 14 of the Original Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the Amendment Date.

NANOSTRING TECHNOLOGIES, INC.		BIOCLASSIFIER, LLC

By:	/s/ Kathy Surace-Smith	By:	/s/ Matthew Ellis

Name:	Kathy Surace-Smith	Name:	Matthew Ellis

Title:	Vice President & General Counsel	Title:	Partner

Date:	4/1/15	Date:	4/1/15